ITEM 7. EXHIBIT 99.3


FOR IMMEDIATE RELEASE                                    CONTACT:
---------------------                                    Gary C. Thomas
                                                         Chief Financial Officer
                                                         XATA Corporation
                                                         612-894-3680


                            XATA MOVES TO SMALL CAP

MINNEAPOLIS, May 27, 1999--XATA Corporation (Nasdaq: XATA) today announced that effective June 1, 1999, the Company's stock listing will be transferred to the Nasdaq Small Cap Market. The Company does not expect the move to the Small Cap Market to have an affect on the trading activity of its stock.

XATA Corporation is the leading provider of onboard technology to the transportation industry. XATA ONBOARD is the most powerful, advanced, yet user-friendly onboard computer system on the market. XATA ONBOARD seamlessly combines onboard computing, real-time communications, global positioning and fleet management software to provide an enterprise-wide logistics management solution for America's largest fleets. The Internet address for XATA is http://www.xata.com.